Exhibit 10.1

MOCON, INC. INCENTIVE PAY PLAN

1)	This Incentive Pay Plan (the “Plan”) covers employees of MOCON, Inc. and its US based subsidiaries who do not have a separate variable compensation component.

2)	The Plan will have three components for executive officers:

●	Operating Income (consolidated)

●	Revenue growth (consolidated)

●	Specified objectives

3)

The incentive as a percentage of salary at goal for each component for all MOCON, Inc. executive officers will be determined by the Compensation Committee; the actual incentive paid will be based on the percentage of goal achieved for each component up to a maximum of one hundred seventy percent for the operating income and revenue growth components and one hundred percent for the specific goal component

4)	The Plan will have three components for business unit general managers and senior managers:

●	Operating Income (consolidated and/or business unit specific)

●	Revenue growth (consolidated and/or business unit specific)

●	Specified objectives

5)	For junior managers and individual contributors, all payouts will be based solely on consolidated Operating Income.

6)

The goals for Operating Income and revenue growth and the specified objectives, the weighting of each of these components, and the payout as a percentage of salary at goal for each component for the CEO and all other MOCON, Inc. executive officers will be determined annually by the Compensation Committee.

7)

The goals for Operating Income and revenue growth and the specified objectives, the weighting of each of these components, and the payout as a percentage of salary at goal for each component, in each case to the extent applicable, for all participants in the Plan other than the executive officers of MOCON will be determined annually by the CEO.

8)

The incentives, if any, for the CEO and all other MOCON, Inc. officers who are not in charge of specific business units, will be paid annually on or before March 15th of the year following the end of each Plan year. The frequency and timing of the incentive payments for all other participants in the Plan will be determined by the CEO.